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                                                                    Exhibit 4.05

                    INCIDENTAL REGISTRATION RIGHTS AGREEMENT

         This Incidental Registration Rights Agreement (this "AGREEMENT") is made and entered into as of _______________, 20__, by and among CancerVax Corporation, a Delaware corporation (the "COMPANY"), and certain vendors to the Company, as set forth on Exhibit A hereto, that provide the Company with equipment leases, real property leases, loans, credit lines, guarantees of indebtedness, cash price reductions or similar transactions (each individually a "VENDOR" and collectively the "VENDORS").

         A. The Company has granted each of the Vendors warrants to purchase from the Company a certain number of shares of Vendor Preferred Stock, Series 1 of the Company, par value $0.00004 per share together with any other series of Vendor Preferred Stock, (the "VENDOR PREFERRED"), on the terms and conditions set forth in one or more Warrants between the Company and such Vendor (the "WARRANT").

         B. The Warrant provides that pursuant thereto the Vendor shall be granted certain registration rights as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1      Definitions. For purposes of this Section 1:

                           (a)      Registration. The terms "REGISTER,"
"REGISTRATION" and "REGISTERED" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement.

                           (b)      Registrable Securities. The term
"REGISTRABLE SECURITIES" means:

                                    (1) all the shares of Common Stock of the
Company ("COMMON STOCK") issued or issuable upon the conversion of any shares of Vendor Preferred issued or issuable upon exercise of any Warrant that are now owned or may hereafter be acquired by any Vendor or any of Vendor's permitted successors and assigns; and

                                    (2) any shares of Common Stock issued (or
issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                           (c)      Holder. The term "HOLDER" means any person
owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Vendor Preferred convertible into

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such Registrable Securities shall be deemed to be the Holder of such Registrable
Securities; and, provided further, that the Company shall in no event be obligated to register shares of Vendor Preferred, and that Holders of Registrable Securities will not be required to convert their shares of Vendor Preferred into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                           (d)      SEC. The term "SEC" or "COMMISSION" means
the U.S. Securities and Exchange Commission.

                  1.2 Piggyback Registrations. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than registration statements relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) the Company shall, at such time, promptly notify each Holder in writing of such registration). Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.1 hereof, the Company shall subject to the provisions of Section 1.2(a) hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (a)      Underwriting. If a registration statement
under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section
1.2 shall be conditioned upon such Holder's participation in such underwriting and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to stockholders of the Company then holding demand registration rights who are exercising or participating in such demands, and third to any stockholders of the Company (including, without limitation, the Holders) granted incidental registration rights under this Agreement, or any other agreement between the Company and any stockholder (collectively, the "INCIDENTAL RIGHTS HOLDERS"), (the securities so included to be apportioned pro rata among the selling Incidental Right Holders according to the total amount of securities entitled to be included therein owned by each selling Incidental Rights Holders, or in such other portions as shall mutually be agreed to by such selling Incidental Rights Holders); provided, however, that the Registrable Securities requested by

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Holders to be included in such a registration shall be subject to complete or partial exclusion and/or cut-back pursuant to any senior registration rights of stockholders of the Company as set forth in any other agreement (whether presently in existence or as may come into existence in the future) between the Company and any stockholder thereof; provided, further, that if such registration is the initial public offering of the Company's securities, the underwriters may exclude all of the Registrable Securities requested by Holders to be included in such a registration; provided, further, that in the event of a conflict between the priority of any registration rights, the incidental registration rights granted pursuant hereto shall be deemed junior to the registration rights granted in any other registration rights agreement between the Company and any stockholders thereof, as may reasonably be determined by the Company in its sole and absolute discretion. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 3.1 hereof, to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                           (b)      Expenses. All expenses incurred in
connection with a registration pursuant to this Section 1.2, including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the number of Registrable Securities sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the fees and disbursements of any counsel for the participating Holders.

                  1.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a)      Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      Furnish to the Holders such number of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

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                           (d)      Use reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

                           (f)      Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing.

                  1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Section 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                  1.5 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2:

                           (a)      By the Company. To the extent permitted by
law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, liabilities or actions (joint or several) (collectively "LOSSES", and individually a "LOSS") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, the "VIOLATIONS" and, individually, a "VIOLATION"):

                                    (1)     any untrue statement or alleged
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

                                    (2)     the omission or alleged omission to
state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

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                                    (3)     any violation or alleged violation
by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any such Loss; provided however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                           (b)      By Selling Holders. To the extent permitted
by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such Loss within three months after a request for reimbursement has been received by the indemnifying Holder; provided, however, that the indemnity agreement contained in this
Section 1.6(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, delayed or conditioned); and, provided further, that the total amounts payable in indemnity by a Holder under this
Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                           (c)      Notice. Promptly after receipt by an
indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified

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party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                           (d)      Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the Loss at or prior to the time such action is required by the Securities Act.

                           (e)      Contribution. If the indemnification
provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such Loss or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Loss or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case,
(A) no such Holder will be required to contribute any amount in excess of the net proceeds received from all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f)      Conflict with Underwriting Agreement.
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                           (g)      Survival. The obligations of the Company and
Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  1.7 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to transferees or partners of the Holder who agree to be similarly bound)

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for such period of time beginning on the date such Holder is notified in writing by the Company or the representative of the underwriters of the Company's Common Stock that the Company proposes to file a registration statement under the Securities Act and ending on the date specified by the Company or the representatives of such underwriters, such period not to exceed (i) one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act pertaining to the Company's initial public offering and (ii) ninety (90) days following the effective date of any subsequent registration statement of the Company filed under the Securities Act; provided, however, that, in each case, (i) all executive officers and directors of the Company then holding Common Stock and (ii) each stockholder of the Company holding in the aggregate at least one percent (1%) of the total equity of the Company, enter into similar agreements.

For purposes of this Section 1.7, the term "Company" shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

                  1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                           (a)      Make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                           (b)      Use reasonable, diligent efforts to file
with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c)      So long as a Holder owns any Registrable
Securities, to furnish to the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company, and
(iii) such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

                  1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Section 1.2 with respect to: (a) any request or requests for inclusion in a

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registration, which request is made by any Holder on a date more than three (3)
years after the closing date of the Company's initial public offering; or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a ninety
(90) day period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

         2.       ASSIGNMENT AND AMENDMENT.

                  2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned only to a party who acquires all of the Registrable Securities from a Holder; provided, however that no party may be assigned any of the foregoing rights unless the Company is given prompt written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 2. Assignments may be made without the Company's consent if the assignment is to a partner, stockholder, member, affiliate of the Holder, or a parent, child, grandchild, spouse, adopted child, adopted grandchild of Holder, or any trust for the benefit of Holder or any of the foregoing.

                  2.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the Vendors (and/or any of its permitted successors or assigns) holding Warrants and/or shares of Vendor Preferred issued upon exercise of such Warrants and/or shares of Common Stock issued upon the conversion of such shares of Vendor Preferred representing, exercisable for and/or convertible into a majority of all the Vendors' Shares (as defined below); provided, however, that the grant to third parties of registration rights senior to, or on a pari passu basis with, the incidental registration rights granted to the Holders under Section 1 hereof shall not require the consent of the Vendors. As used herein, the term "VENDORS' SHARES" shall mean all then outstanding shares of Common Stock of the Company that were issued upon the conversion of any shares of Vendor Preferred that were issued upon exercise of the Warrants, plus the shares of Common Stock then issuable upon conversion of all then outstanding shares of Vendor Preferred that were issued upon exercise of the Warrants, plus the shares of Common Stock then issuable upon conversion of the Vendor Preferred issuable upon exercise of all then outstanding and exercisable Warrants. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Vendor, each Holder, each permitted successor or assignee of such Vendor or Holder and the Company.

                  2.3 New Vendors. Notwithstanding anything herein to the contrary, if the Company hereafter grants additional vendors ("NEW VENDORS") the right to purchase Vendor Preferred pursuant to a Warrant and in accordance therewith grants such New Vendors incidental registration rights on the terms set forth herein, then each of the New Vendors shall become a party to this Agreement as a "Vendor" hereunder, without the need of obtaining any consent, approval or signature of any other Vendor hereunder; provided, that each New Vendor shall have both (i) been granted a Warrant to purchase Vendor Preferred by the Company and (ii) executed

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one or more counterpart signature pages to this Agreement as a "Vendor," with the Company's consent.

         3.       GENERAL PROVISIONS.

                  3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two
(2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                           All notices for delivery outside the United States
will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address as follows, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                           (a)      if to the Vendor, at the Vendor's address as
set forth on the signature page hereto.

                           (b)      if to the Company, marked "Attention:
President", at 5931 Darwin Court, Carlsbad, CA 92008.

                  3.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes any and all prior and contemporaneous understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

                  3.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

                  3.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

                  3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

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                  3.6      Successors and Assigns. Subject to the provisions of
Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

                  3.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

                  3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

                  3.9 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  3.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company (including the Vendor Preferred) of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

                  3.11 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

                  3.12 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

CancerVax Corporation

Name:_______________________________

By:_________________________________

Title:______________________________

VENDORS:
____________________________________

By:_________________________________

Name:_______________________________

Title:______________________________

Address:____________________________

____________________________________

____________________________________


          [SIGNATURE PAGE TO INCIDENTAL REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

                                     VENDORS

Schedule to Exhibit 4.05

The preceding form of Incidental Registration Rights Agreement was entered into between the Company and the following entities on the dates listed below:


                          Entity                                                       Date
                          ------                                                       ----
           General Electric Capital Corporation                                   July 11, 2001
                Mallory Management Company                                       February 5, 2002
            Venture Lending & Leasing III, LLC                                  September 6, 2002
                 M-Tech Therapeutics, Inc.                                       February 1, 2003